   As filed with the Securities and Exchange Commission on September 11, 1998

                                                      File No. 333- ___________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  --------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                  --------------------------------------------


                             THE TJX COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                            04-2207613
   (State or other jurisdiction                              (I.R.S. Employer
 of incorporation or organization)                           Identification No.)

                               770 Cochituate Road
                         Framingham, Massachusetts 01701
          (Address of principal executive offices, including zip code)
                  --------------------------------------------

                             EXECUTIVE SAVINGS PLAN

                           ---------------------------
                            (Full title of the plan)

                                  Name of Agent
                               Donald G. Campbell
                             The TJX Companies, Inc.
                               770 Cochituate Road
                         Framingham, Massachusetts 01701
                                 (508) 390-1000

                  --------------------------------------------
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

 Title of Securities       Amount to be          Proposed maximum            Proposed maximum          Amount of
 to be registered          registered            offering price(1)           aggregate offering        registration
                                                 per unit                    price(1)                  fee
====================================================================================================================
Deferred
Compensation                $40,000,000             $40,000,000                $40,000,000               $11,800
Obligations
====================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h).

                            Exhibit Index on page 6;
                              Page 1 of 27 pages.
===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The TJX Companies, Inc. (the "Registrant" or the "Company") hereby incorporates the following documents by reference:

          (i) The Company's Annual Report on Form 10-K for the year ended January 31, 1998 filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

          (ii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 1998.

All documents subsequently filed by the Registrant pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed incorporated herein by reference from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES.

          The securities being registered represent obligations (the "Obligations") of the Registrant to pay to the participants in The TJX Companies, Inc. Executive Savings Plan (the "Plan"), upon their retirement or termination of employment and in other limited circumstances described in the Plan, deferred salary and additional credits with respect thereto. Amounts credited to a participant's account are adjusted for earnings based on a notional investment measurement, which may be shares in investment companies registered under the Investment Company Act of 1940 or other investments. The Obligations are payable in cash in a lump-sum distribution or in some cases in installments, at the election of the participant made in accordance with the Plan. There is no trading market for the Obligations.

          The Obligations are unsecured general obligations of the Registrant and rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant. The Obligations are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment, except to the extent the Plan provides for payment to a participant's beneficiary or beneficiaries, upon the participant's death, amounts credited to the participant's account or accounts under the Plan. Any attempt by any person to transfer or assign benefits under the Plan, other than a claim for benefits by a Participant or his or her beneficiary(ies), will be null and void.

          The Obligations are not convertible into any other security of the Registrant. No trustee has been appointed to take action with respect to the Obligations and each participant in the Plan will be responsible for enforcing his or her own rights with respect to the Obligations. The Registrant may establish a "rabbi trust" to serve as a source of funds from which it can satisfy the obligations. Participants in the Plan will have no rights to any assets held by a rabbi trust, except as general creditors of the Registrant. Assets of any rabbi trust will at all times be subject to the claims of the Registrant's general creditors.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          The Registrant has entered into indemnification agreements with each of its directors and officers indemnifying them against expenses, settlements, judgments and fines incurred in connection with any threatened, pending or completed action, suit, arbitration or proceeding, where the individual's involvement is by reason of the fact that such person is or was a director or officer or served at the Company's request as a director of another organization (except that indemnification is not provided against judgments and fines in a derivative suit unless permitted by Delaware law). An individual may not be indemnified if such person is found not to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, except to the extent Delaware law permits broader contractual indemnification. These indemnification agreements provide procedures, presumptions and remedies which substantially strengthen the indemnification rights beyond those provided by the Registrant's Restated Certificate of Incorporation (the "Certificate") and by Delaware law.

          The Registrant's Certificate provides that each person who was or is made a party to, or is involved in, any action, suit, preceding or claim by reason of the fact that he or she is or was a director, officer or employee of the Registrant (or is or was serving at the request of the Registrant as a director, officer, trustee, employee or agent of any other enterprise including service with respect to employee benefit plans) shall be indemnified and held harmless by the Registrant, to the full extent permitted by Delaware law, as in effect from time to time, against all expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts to be paid in settlement incurred by such person in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim.

          The rights to indemnification and the payment of expenses provided by the Registrant's Certificate do not apply to any action, suit, proceeding or claim initiated by or on behalf of a person otherwise entitled to the benefit of such provisions. Any person seeking indemnification under the Registrant's Certificate shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. The Registrant's Certificate provides that the rights to indemnification and the payment of expenses provided thereby shall not be exclusive of any other right which any person may have or acquire under any statute, provision of the Registrant's Certificate or By-laws, or otherwise. Any repeal or modification of such indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any conduct of such director or officer occurring prior to such repeal or modification.

          Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividend and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant has provided in its Certificate that its directors shall be exculpated from liability as provided under Delaware law.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

Item 8.   EXHIBITS.

Exhibit

4.        The TJX Companies, Inc. Executive Savings Plan

5.        Opinion of Ropes & Gray.

23.1.     Consent of PricewaterhouseCoopers LLP.

23.2.     Consent of Ropes & Gray (included in Exhibit 5).

24. Power of Attorney (included in Part II of the registration statement under the caption "signatures").

Item 9.   UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts.

                            THE TJX COMPANIES, INC.

                            By:/s/ Donald G. Campbell
                               -----------------------------------------------
                               Name:  Donald G. Campbell
                               Title:    Executive Vice President - Finance

Each person whose signature appears below constitutes and appoints Bernard Cammarata, Donald G. Campbell and Jay H. Meltzer, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

/s/ Bernard Cammarata                             /s/ Donald G. Campbell
----------------------------------------------    ----------------------------------------------
Bernard Cammarata, President, Chief Executive     Donald G. Campbell, Executive Vice President -
Officer and Director                              Finance and Principal Financial and Accounting
                                                  Officer

/s/ Phyllis B. Davis                              /s/ Dennis F. Hightower
----------------------------------------------    ----------------------------------------------
Phyllis B. Davis, Director                        Dennis F. Hightower, Director

/s/ Richard G. Lesser                             /s/ Arthur F. Loewy
----------------------------------------------    ----------------------------------------------
Richard G. Lesser, Executive Vice President,      Arthur F. Loewy, Director
Chief Operating Officer and Director

/s/ John M. Nelson                                /s/ John F. O'Brien
----------------------------------------------    ----------------------------------------------
John M. Nelson, Director                          John F. O'Brien, Director

/s/ Robert F. Shapiro                             /s/ Willow B. Shire
----------------------------------------------    ----------------------------------------------
Robert F. Shapiro, Director                       Willow B. Shire, Director

/s/ Fletcher H. Wiley
----------------------------------------------
Fletcher H. Wiley, Director

Dated:  September 10, 1998

                                  EXHIBIT INDEX

      NUMBER                      TITLE OF EXHIBIT                 PAGE

        4.                        The TJX Companies, Inc.
                                  Executive Savings Plan            7

        5.                        Opinion of Ropes & Gray.          25

       23.1.                      Consent of
                                  PricewaterhouseCoopers LLP.       27